Form C

Cover Page

Name of issuer:

Better Network, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 6/19/2015

Physical address of issuer:

151 West 25th Street
11th Floor
New York NY 10001

Website of issuer:

https://withfriends.co

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$350,000.00

Deadline to reach the target offering amount:

9/21/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,202.00	$86.00
Cash & Cash Equivalents:	$1,202.00	$86.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$706.00	$0.00
Long-term Debt:	$97,630.00	$82,854.00
Revenues/Sales:	$6,284.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($14,366.00)	($59,506.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Better Network, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Kunal Gupta	CEO	Better Network	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Kunal Gupta	President	2015
Kunal Gupta	CEO	2015
Kunal Gupta	Engineer	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Joe Ahearn	20500000.0 Common Stock	20.5
Kunal Gupta	44500000.0 Common Stock	44.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company has a limited operating history upon which an investor can evaluate its performance, and accordingly, its prospects must be considered in the light of customary issues early-stage companies encounter. The Company was incorporated under the laws of the State of Delaware in June 2015 and launched the Withfriends platform on August 2017. Accordingly, we have limited operating history upon which an evaluation of our prospects and future performance can be made. The Company's ability to build a successful business must be considered in light of the challenges, complications, difficulties, problems, uncertainties, and delays frequently encountered in connection with the growth of an early-stage business. The Company expects its operating expenses will increase in the near future and there is no guarantee that we will be able to make and maintain profits. Investors should consider the Company's business, operations, and prospects in like of the risks, expenses, and challenges faced by an early-stage company.

The Company operates in a market that is attracting competition and some of the Company's competitors are better positioned than we are to take the majority of the market. Withfriends is a crowdfunding platform for event organizers with a focus on art spaces and music venues. Our competitors include major companies such as (Eventbrite - ticketing, Kickstarter - time based crowdfunding, Drip (recurring funding), and Patreon (recurring funding) and lesser known smaller businesses such as (JoinIt, Nation Builder, Member Planet and Sumac - Membership management softwares). Our target market continues to become more competitive with existing competitors introducing more competitive offerings and new potential competitors entering the market. Many of our competitors have a superior brand image, financial, marketing, human resources, and technical capabilities than we have and thus they are better equipped to capture a larger market share than us. Accordingly, our competitors or potential competitors may commercialize services more rapidly or effective than we are able to which could result in the Company's failure to achieve a significant market share or revenue and profitability. The Company's inability to achieve the desired sale targets would harm its business and results of operations.

The Company's success depends significantly on its ability to develop the value and reputation of its brand. We believe that market awareness of our "Withfriends" brand will contribute significantly to the success of our business, and maintaining and enhancing our brand's value is critical for achieving our growth targets. The Company would have to increase its marketing budget substantially in order to build its brand image and gain a competitive edge. However, maintaining, promoting and positioning the Company's brand will largely depend on the success of its marketing and merchandising efforts and its ability to provide consistent, high-quality services. Any negative posts, comments, or feedback about our brand on social media, whether or not valid, could seriously damage our Company's reputation. If we are unable to successfully promote our services, our ability to maintain current clients and attract new customers could be adversely affected, and consequently, our financial performance could suffer. We use integrated marketing tools, paid advertising campaigns, social media, promotions, and distribution of marketing materials to promote our brand and service offerings. If we are unable to maintain and enhance our "Withfriends" brand or utilize marketing tools in a cost-effective manner, our business, brand image, revenues, and profitability may suffer.

Our success depends on our ability to continue to innovate. To remain competitive, we must continuously enhance and improve the functionality and features of our platform including our website and mobile application. The Internet and crowdfunding industry is rapidly changing and becoming more competitive. If competitors tap into new art spaces and music venues and introduce better services embodying new technologies, or if new industry standards or practices emerge, our existing website and mobile application may become obsolete. Our future success depends on our ability to enhance our existing services, introduce new services, and respond to technological advances and emerging industry standards and practices in a cost-effective and timely manner. Introducing new features and services on the website entails significant technical and business risk. If we are unable to introduce new features in a timely manner or if our recent changes to our platform do not perform as expected, the art and music venue spaces and customers in our network may forego the use of our services in favor of those of our competitors.

The Company depends on sales of its services for substantially all of its revenue, and any decrease in the sales would harm its business. A decline in the prices of our services or a decrease in sales, whether due to macroeconomic conditions, competition or otherwise, or the Company's inability to increase sales of our services would affect the Company's business and operating results. We have already hired additional sales associates but there is no guarantee that they would be able to achieve our desired sales targets. While the Company likely will evaluate other services offerings and tap into new markets beyond art spaces and music venues, the Company may not be successful in identifying or executing on any new opportunities. If the Company fails to achieve desired sales targets and win new customers, this could end the Company.

We depend on third-party service providers for a variety of services. Failure to maintain and renew the usage of application program interfaces (API) and other third-party services could adversely affect product functionality, like the upselling of memberships from third-party ticketing platforms, or the management of member payments through financial tools. If any of these platforms change the API services they are offering it could disrupt operations and profitability for the company

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue. Some of our competitors may merge or make acquisitions or enter into strategic partnerships to offer more comprehensive services than they individually do or to achieve economies-of-scale. In addition, new entrants who we currently don't consider competitors may enter into strategic partnerships or acquisitions. Through mergers and acquisitions, strategic partnerships, and vertical integrations to include the markets that we address, the newly expanded companies might be able to offer more compelling services at lower prices and hinder our ability to compete effectively on the basis of pricing, services offerings, marketing and sales, technology or platform functionality. Industry consolidation could result in loss of our customers and a reduction in our revenue.

The Company is highly dependent on its Chief Executive Officer. The Company's future success depends significantly on the continued leadership of its Founder and Chief Executive Officer, Kunal Gupta. Mr. Gupta is critical to the strategic direction, business development, and overall management of the company. He brings in years of experience in audience development and management of art and music event venue spaces. He was awarded 44,500,000 shares as part of his equity compensation as the CEO. Mr. Gupta is an at-will employee and is free to terminate his relationship with the Company at any time. His knowledge of the Company's business and industry might be difficult to replace. The loss of Mr. Gupta could adversely affect the Company's business, financial condition, cash flow, and operating results.

If the Company is unable to attract, retain, and motivate necessary personnel then its ability to develop and successfully grow its business could be harmed. In addition to continued services of Mr. Gupta, the company's future success is highly dependent on the contributions of its executive officers and key personnel. The executive team must collaboratively work together to support the growth of the business. If our executive team and key personnel fail to work together effectively and execute our plans, our business and operating results could be harmed.

All of the Company's employees are free to terminate their employment and relationship with the Company at any time. If one or more of the Company's executive team members or key employees leave, it might be difficult for us to attract and integrate a new personnel into our team. If the Company is unable to successfully integrate the new hire into the team or if the performance of the new personnel is not as anticipated, it could be disruptive for the Company's and business may suffer.

The Company's growths strategy depends on expanding our team and hiring new personnel for marketing, sales, support, and development. Competition for highly qualified personnel is intense. Attracting, recruiting, training, integrating, and retaining new personnel is expensive and requires significant time and attention. Many of companies with which we compete with for personnel have greater resources than us. If we are unable to effectively recruit and retain talent, we may not be able to achieve our strategic objectives and as a result, our business, financial condition, and operating results could be adversely affected.

Security breaches or other disruptions to our Company's information systems could adversely affect our operating results and expose us to liabilities. We depend on the Withfriends platform, information systems and internet-based technologies to operate our Company's website, respond to customer inquiries, process transactions, and manage digital marketing tools. The secure processing and functionality of our information infrastructure are crucial to our operations. Any breakdown, disruptions or systems failures due to viruses, cyber attacks, computer hacking, security breaches, software or hardware malfunction, unsuccessful systems updates or due to human error could impair the Company's ability to process sales and obtain new customers which would cause its revenue to decline. In addition, we receive, process, collect and store personally identifiable information and other sensitive data from our potential customers, customers, and third-party strategic partners and suppliers. Despite our security measures, our information infrastructure might be vulnerable to security breaches, employee theft or misuse, or human error, and may lead to access, disclosure, and loss of information. This could result in legal claims and liability under the privacy of personal information law, disrupt our operations, damage our reputation, and cause a loss in consumer confidence in our services which could adversely affect our performance, revenues, and competitive positioning.

Demand for our services is highly correlated with the economic conditions. The company generates all of its revenue from discretionary consumer spending. Factors which affect consumer discretionary spending include general economic conditions, levels of employment, tax rates, consumer confidence, and availability of credit. It is hard to predict trends in consumer discretionary spending due to volatile and uncertain global economic conditions. An economic uncertainty or downturn in the United States or in other target markets may adversely affect consumer discretionary spending and demand for our services. A decline in demand for our services could negatively impact our financial performance and operating results.

Even if we raise the maximum amount sought in this offering, we will need to raise extensive funds in order to sustain and grow our business. Our goal is to raise a minimum of $50,000 under Regulation Crowdfunding. This offering will be undertaken through the services of a third party equity crowdfunding portal, and there can be no assurance that we will be able to achieve our minimum fundraising goals. Failure to achieve our minimum raise amount may result in the Company having less than sufficient capital which could adversely affect the Company's ability to operate and grow in accordance with its current business plans. The amount of capital the company is attempting to raise in this offering is not enough to sustain the company's current business plan. Even if the Company manages to successfully raise the maximum amount of $1.07 million allowed in this offering under Regulation Crowdfunding, the Company will have to raise additional funding through other means in order to stay operational, grow, and meet its short-term and long-term goals. There is no guarantee the Company will be able to raise such funds on acceptable terms at all. In case, we fail to raise sufficient funds now or in future, we may be forced to cease operations and sell or otherwise transfer our remaining assets, which could cause an investor to lose all or portion of its investment.

Our financial projections are only estimates. Various factors could cause our operations results to fluctuation on a quarterly and annual basis, many of which are out of our control and makes it difficult to accurately predict our future performance. In addition to the other risk factors discussed in this section, factors that may lead to a variability in operations results include regulation within the music and arts industries and attendance volatility. There is no assurance that there will be sufficient demand for our services and we will be able to achieve our projected revenues or earn profits.

The SAFE (Simple Agreement for Future Equity) will not be freely tradable until one year from the initial purchase date. Although the SAFE (Simple Agreement for Future Equity) may be tradable under federal securities law, state securities regulations may apply and each Purchaser should consult with his or her attorney. You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the SAFE (Simple Agreement for Future Equity). Because the SAFE (Simple Agreement for Future Equity) have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the SAFE (Simple Agreement for Future Equity) have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the SAFE (Simple Agreement for Future Equity) may also adversely affect the price that you might be able to obtain for the SAFE (Simple Agreement for Future Equity) in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company. Each purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company. No governmental agency has reviewed or passed upon this Offering, the Company or any Securities of the Company. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment. There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

A majority of the Company is owned by a small number of owners. Subject to any fiduciary duties owed to our other owners or investors under Delaware law, these owners may be able to exercise significant Company transactions, and will have significant control over the Company's management and policies. Some of these persons may have interests that are different from yours. For example, these owners may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, these owners could use their voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval.

The Company has the right to extend the Offering deadline. The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company received the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

There is no present market for the Securities and we have arbitrarily set the price. We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our net worth or prior earnings. We cannot assure you that the Securities could be resold by you at the Offering price or at any other price.

Purchasers will not become equity holders until the company decides to convert the Securities into CF Shadow Securities or until an IPO or sale of the Company. Purchasers will not have an ownership claim to the Company or to any of its assets or revenues for an indefinite amount of time, and depending on when and how the Securities are converted, the Purchasers may never become equity holders of the Company. Purchasers will not become equity holders of the Company unless the Company receives a future round of financing great enough to trigger a conversion and the Company elects to convert the Securities. The Company is under no obligation to convert the Securities into CF Shadow Securities (the type of equity securities Purchasers are entitled to receive upon such conversion). In certain instances, such as a sale of the Company, an IPO or a dissolution or bankruptcy, the Purchasers may only have a right to receive cash, to the extent available, rather than equity in the Company.

Purchasers will not have voting rights, even upon conversion of the Securities into Shadow Securities. Purchasers will not have the right to vote upon matters of the Company even if and when their Securities are converted into CF Shadow Securities. Upon such conversion, CF Shadow Securities will have no voting rights and even in circumstances where a statutory right to vote is provided by state law, the CF Shadow Security holders are required to vote with the majority of the security holders in the new round of equity financing upon which the Securities are converted. For example, if the Securities are converted upon a round offering Series B Preferred Shares, the Series B-CF Shadow Security holders will be required to vote the same way as a majority of the Series B Preferred Shareholders vote. Thus, Purchasers will never be able to freely vote upon any director or other matters of the Company.

Purchasers will not be entitled to any inspection or information rights other than those required by Regulation CF. Purchasers will not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by Regulation CF. Other security holders may have such rights. Regulation CF requires only the provision of an annual report on Form C-AR and no additional information. This lack of information could put Purchasers at a disadvantage in general and with respect to other security holders.

Purchasers will be unable to declare the Securities in "default" and demand repayment. Unlike convertible notes and some other securities, the Securities do not have any "default" provisions upon which the Purchasers will be able to demand repayment of their investment. The Company has ultimate discretion as to whether or not to convert the Securities upon a future equity financing and Purchasers have no right to demand such conversion. Only in limited circumstances, such a liquidity event, may the Purchasers demand payment and even then, such payments will be limited to the amount of cash available to the Company.

The Company may never elect to convert the Securities or undergo a liquidity event. The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to see them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company's current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS FORM C AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 50% PRODUCT

Provide a software update for the primary product targetting music venues and arts spaces.

Build and modify new collaboration features into the product to make it easier to onboard bookers, promoters, and artists,
to help venues, bookers, promoters, and artists to use our product together, and to incentivize venues, bookers, promoters, artists to onboard each other.

45% MARKETING

Run event based marketing campaigns for venues and bookers

Scaling costs (Office, Server, Software)

General Working Capital

Escalate sales team

5% Wefunder Intermediary fee

If we raise: **$107,000**

Use of Proceeds: 30% PRODUCT

Provide a software update for the primary product for music venues and arts spaces.

Build and modify new collaboration features into the product to make it easier to onboard bookers, promoters, and artists, to
help venues, bookers, promoters, and artists to use our product together, and to incentivize venues, bookers, promoters, artists to onboard each other.

Build and fine tune our member experience, so that we can increase our member community and the value of our network.

30% MARKETING

Additional event based marketing campaigns for venues / bookers, along with digital campaign for them.

15% Scaling costs (Office, Server, Software)

10% General Working Capital

10% Escalate sales team

5% Wefunder Intermediary fee

If we raise: **$350,000**

Use of Proceeds: 30% PRODUCT

Provide a software update for the primary product for music venues and arts spaces.

Build and modify new collaboration features into the product to make it easier to onboard bookers, promoters, and artists, to help venues, bookers, promoters, and artists to use our product together, and to incentivize venues, bookers, promoters, artists to onboard each other.

Build and fine tune our member experience, so that we can increase our member community and the value of our network.

Build out integrations with other payment technology platforms that make it easier to onboard other retail & service small businesses.

Build other online retail integration for online only cultural businesses.

30% MARKETING

Additional event based marketing campaigns for venues / bookers, along with digital campaign for them, as well as develop branded rewards

15% Scaling costs (Office, Server, Software)

10% General Working Capital

10% Escalate sales team

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, multiplied by (b) the discount rate (80%) or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time
- (iii) for investors up to the first $25,000 of the securities, investors will receive a valuation cap of $4,000,000 with a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Voting Rights. Investors in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the
SAFEs.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of preferred **stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

*Repurchases I*f the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

(a) Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (A) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (B) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common	100,000,000	83,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	17000000

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	01/31/15
Amount	$84,204.00
Interest rate	4.0% per annum
Discount rate	70.0%
Valuation cap	$6,000,000.00
Maturity date	11/15/16

Upon a qualifying financing event, the convertibles notes will automatically convert to shares of stock in the same class and series as the maker of the qualifying financing event. Additionally, the holders of the convertible notes will receive between a 20-30 percent discount off of the pre-money valuation at the time of the qualifying financing event up to a cap of between $6,000,000 and $8,000,000 in valuation

Convertible Note

Issue date	02/01/16
Amount	$52,676.00
Interest rate	4.0% per annum
Discount rate	70.0%
Valuation cap	$6,000,000.00
Maturity date	11/15/16

Upon a qualifying financing event, the convertibles notes will automatically convert to shares of stock in the same class and series as the maker of the qualifying financing event. Additionally, the holders of the convertible notes will receive between a 20-30 percent discount off of the pre-money valuation at the time of the qualifying financing event up to a cap of between $6,000,000 and $8,000,000 in valuation

These Convertible Notes have not yet converted, despite the maturity date. The investors are involved in our strategy and advising, so have not enforced this conversion yet.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2016	Section 4(a)(2)	Convertible Note	$52,676	General operations
6/2017	Section 4(a)(2)	SAFE	$14,776	General operations
3/2018	Section 4(a)(2)	SAFE	$50,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Kunal Gupta
Amount Invested	$14,776.00
Transaction type	Safe
Issue date	06/30/17
Valuation cap	$5,000,000.00
Relationship	CEO

Kunal Gupta gave money for working capital in return for a future promise of Common Stock

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview
Withfriends is a crowdfunding tool for music venues, art spaces, and people that do lots of events. We help them turn their audience and ticket buyers into monthly paying members that support their programs by making it very easy for these music, art, and cultural businesses to set up great membership programs and help their members buy into it.

Historical Results of Operations

Our company was organized in June 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $6,284 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 100.0% in fiscal year 2017, compared to 0% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $1,202, including $1,202 in cash. As of December 31, 2016, the Company had $86 in total assets, including $86 in cash.
- *Net Loss.* The Company has had net loss of -$14,366 and net loss of -$59,506 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $98,336 for the fiscal year ended December 31, 2017 and $82,854 for the fiscal year ended December 31, 2016.

Our expenses changed between 2016 and 2017 this is due to the fact that we hired a team during our prototyping phase of early 2016, but let go of them a few months into the project. Instead, in 2017, we built a better and more experienced team, who also have a lower burn rate since the company can justifiably compensate them in equity.

Liquidity & Capital Resources

To-date, the company has been financed with $136,880 in convertibles and $64,776 in SAFEs. For capital we will rely on $35,000 of the $50,000 SAFE investment that we signed in February 2018, which will be in our account by March 30, which we will use to fund operations. Although we cannot guarantee it, we are predicting an increase of $92k in sales revenue over the next 6 months. In lieu of a successful Wefunder campaign we will look for other sources of capital from other investors.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Better Network, Inc. cash in hand is $11,176.52, as of March 2018. Over the last three months, revenues have averaged $4,650.66/month, cost of goods sold has averaged $115.27/month, and operational expenses have averaged $4,897.69/month, for an average burn rate of $362.30 per month. Our intent is to be profitable in 12 months.

Having finished an MVP and validation in 2017, the company has spent 2018 creating its first sales team with full-time and commission-based workers, developing a brand, and increasing our technological capacity.

In Feburary 2018, the Company filed documents to recapitalize the Company raising the number of authorized shares from 10,000,000 to 100,000,000. Additionally, the number of shares issued and outstanding was raised to approximately 83,000,000 with an additional 17,000,000 shares allocated to the share-based compensation plan, as discussed above.

We forecast a ramp up in sales activity over the next 3-6 months, a period during which we dramatically increase both our revenue and sales-related expenses. In addition, we aim to grow our development team towards the end of that period, and we aim to establish a modest events + advertising based marketing campaign that will be running throughout this period. Our expenses will remain relatively steady except for the associated costs for this Offering including an ad-spend and any fees. Our sales spending will triple from $5k/month to $15k/month over the next 6 months, but that will largely be paid for via a commission percentage.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://withfriends.co/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Kunal Gupta

Appendix E: Supporting Documents

INVEST IN WITHFRIENDS

A Membership Tool To Preserve Cultural Spaces in Our Cities

> *We help music venues, art galleries, and other cultural spaces set up quality membership programs, which builds crucial monthly recurring revenue. During ticket sale check out, we give customers quick and easy actionables to sign up for memberships, giving them the opportunity to support their favorite spaces. Running a great monthly membership program can double the revenue of these cultural spaces, helping them afford to stay in our cities and keep making them beautiful places to live.*

Kunal Gupta
CO-FOUNDER & ENGINEER, WITHFRIENDS


FOLLOW US FOR UPDATES
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$0
raised of $50K goal
$100 min
INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$5M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Withfriends. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $4M Valuation Cap & 20% Discount

Investors who fund up to the first $25K of this fundraise will invest in a SAFE with a valuation cap of $4M and a discount of 20%.

INVESTOR PERKS

$100+	Music withfriends - a staff-curated playlist of artists from our favorite spaces
$500+	Do more withfriends t-shirt and music
$1,000+	Video-call withfriends (the founders) and everything above, like the shirt and music
$2,000+	Withfriends VIPx2 members card that grants access to lifetime honorary memberships for 2 unique movements, including first access to pre-sales, discounted or free entry, members-only posters, and special members only events and everything above, like the call, shirts, and music
$5,000+	Withfriends VIPx3 members card that grants access to lifetime honorary memberships for 5 unique movements, including first access to pre-sales, discounted or free entry, members-only posters, and special members only events and everything above, like the call, shirts, and music
$10,000+	Shareholder party withfriends, an invitation to our annual party and everything above, like the Withfriends VIPx3 card, the call, shirts, and music
$20,000+	Withfriends VIPx10 members card that grants access to lifetime honorary memberships for 10 unique movements, including first access to pre-sales, discounted or free entry, members-only posters, and special members only events and everything above, like our shareholder party, call, shirts, and music

$50,000+ Fly withfriends to meet the team at our NY offices and have a party one of our member venues and everything above, like the Withfriends VIPx10 card, our shareholder party, call, shirts, and music

OUR AMBITION

While currently in private beta, we've found that we can convert around 20% of a venue's existing audience into members. Once our platform is public, we want to offer our game-changing tool not just to music and art venues, but bookstores, record shops, or any small business competing with large corporate retail. By helping small businesses develop a stable new source of income, we can ensure that our cities will support innovative, vibrant, diverse culture for decades to come, even as they grow

KEY FACTS

- Since launching, 8,500+ attendees have bought tickets for 450+ events.
- 1700+ of those attendees became members (~20%), raising over $100k in additional revenue, or $11 for every attendee
- We've targeted and are in active discussions with over 120 accounts, with over 30 launched.
- Founders all have 10+ years experience as arts-based entrepreneurs in New York City.
- Piloting program with 3 large music venues -- House of Yes, Le Poisson Rouge, and Elsewhere -- each projected to sign hundreds of new members up every month.
- Imminent product feature will make it 3x faster to bring our fundraising services to the people who need them.
- Filing over $1,200 in monthly revenue while in private beta mode.

https://withfriends.co

ENTERTAINMENT TECH SOFTWARE

Why I Like Withfriends

> *The financial challenges to starting and running art spaces today are staggering, but the team at Withfriends knows that better than anyone. This platform may offer exciting new options for a whole new generation of artists and organizers.*



Alanna Heiss
FOUNDER, MOMA PS1

THE BUZZ ABOUT WITHFRIENDS

There's been a massive shift in the desire for more cultural events and meetups, but many of the current systems don't actually work well for the young organizations that are shaping this future. Withfriends has been bridging these gaps and the overwhelming demand the team has been getting is absolutely fantastic. I'm proud to have known the duo leading the way for a while, and they're just getting started.



Sumeet Shah
Chief Strategy Officer, NewsPicks USA // VC in Residence, Galvanize // Alum, Brand Foundry VC

Withfriends has been a game changer for us. By allowing guests to become members of our Community Arts Space and Shared Kitchen, it not only gives us the opportunity to connect deeply with sympathizers supportive of our mission, but we can do things specifically for them -- offer exclusive access to our growing music database, free admission to public events, complimentary drinks at events, or access to products from our kitchen. We encourage all our promoters and private bookings to use Withfriends as their ticket sales portal, as it makes promotion and attendee management a breeze. I wish I had more than a blurb to sing their praises but I'm grateful to have the Withfriends team working with me on this ever-evolving space!



Rich Awn
Magick City, Shared Kitchen Operator

Artists, collectives, and independent venues should be working together to share audiences and support one another. I use Withfriends because I believe in independent arts and culture in New York City.



Jeff Stark
Event Organizer, Nonsense

As an artist who wears many hats, I love the way that Withfriends allows me to integrate different streams of income while still being fully in control, whether it's crowdfunding resources for the communities I care about the most or tracking ticket sales for a show.



Enongo Lumumba-Kasongo
Touring Musician, Sammus

MICA | GAME LAB

Kunal Gupta / Babycastles - MICA Game Lab

Kunal Gupta is an artist, programmer, musician, and entrepreneur. He's founder of Babycastles, an art gallery for independent video games, co-founder of Silent Barn, a collectively run art & music venue in Bushwick, and performs in electronic music trio

March 7, 2018 @ gamelab.mica.edu

2018 withfriends - Do More With Friends - Medium

There are so many exciting things for us to share with you all in January. We have got a whole new look and feel coming up, a fresh intro video, and we'll be growing our team! See you in the New...
December 29, 2017 @ medium.com

Friends Founder, Kunal Gupta - ColumbiaVC - Medium

According to Kunal, Friends is the answer to a major issue plaguing American cities. Art venues are disappearing rapidly and with no ability for the people who love them, to directly help them stay open. Working to bridge that gap, Kunal and his
December 5, 2017 @ medium.com

Updates for Friends: Week of 9/21 - Do More With Friends - Medium

We gave a talk opening for David Byrne at Ideas City. We launched 2 more pilot accounts. We're now at 4 launched, 4 in setup, and 75 in progress. Our conversion to supporters has been consistent so far!
September 23, 2017 @ medium.com

Joyful Noise in Silent Barn, an Alt-Arts Mecca in Brooklyn

The first Silent Barn was born in 2006, an art-covered Shangri-La for hipsters, with old couches perched on flights of risers in the main performance space and a dingy basement that housed Mr. Gupta's pioneering video-game collective, Babycastles. In
January 1, 2015 @ nytimes.com

At Babycastles, Arcade Games to Make You Cry

ON my first visit to Babycastles, an independent arcade in Queens, I watched as two young women explained to a friend the rules of a video game. It didn't involve fighting, special moves or guns, but it was full of big-headed cartoon characters
May 14, 2015 @ nytimes.com

Preserving Culture Through Simple Memberships

Beloved cultural spaces have ardent fans, but those fans often have no way of offering long-term support. We give customers easy access to memberships in a process that lasts only 10 - 15 seconds. So far, 20% of ticket buyers have converted to members, meaning 1,728 reoccurring members have pledged over $100,000 to their favorite spaces. On our end, we take 5% of each monthly payment, plus $1 and 2.5% for tickets. Over the last three months, we've averaged a little over $1,200 in revenue per month, with March 2018 over $2,000 halfway through the month.


582 BENT
582 Bent puts on great events every week,

Keeping Amazing Spaces Afloat

We have over 28 companies actively selling tickets and bringing in memberships and have another 33 in the setup process. Check out our fundraising pages for Educated Little Monsters, Little Cinema, and Death by Audio.


EDUCATED LITTLE MONSTERS

Educated Little Monsters

-A visual and performing arts program dedicated to providing artistic outlets and opportunity to under-resourced youth of color.

-Bushwick, Brooklyn


DEATH BY AUDIO
ARCADE

Death By Audio Arcade

-Multi-player arcade cabinets geared toward showcasing local game developers through events, installation art, and galleries.

-Greenpoint, Brooklyn



Little Cinema

-A cross-disciplinary immersive theatrical company dedicated to re-imagining films and presenting them in new, creative ways.

-Bushwick, Brooklyn

We Occupy a Unique Spot in the Fundraising Market

For years, we've seen understaffed small businesses try and keep track of memberships manually, but this is wildly inefficient. There's a need without a good tool, as larger crowdfunding companies aren't following our space-related model, so the territory to make membership programs easy for small businesses is open.


Competitive Analysis
Member Management & Crowdfunding
Event Management & Ticketing
with friends
PATREON
drip
Eventbrite
Meetup
memberplanet

Points of Differentiation

PATREON	• They target individual artist / creators, rather than venues • They act as an online platform where fans congregate to pay a subscription amount of their choice to creators, and aren't a plug & play software that works at the point of sales
drip (Kickstarter)	• They target individual artist / creators, rather than venues • They act as an online platform where people subscribe to support creators on an ongoing basis, and aren't a plug & play software that works at the point of sales
memberplanet	• They target non-profits, religious groups, schools, homeowners associations, political campaigns etc, and do not focus on the art & music industry. • They do have some ticketing services, but the platform acts more as a way of managing members.
Eventbrite	• Doesn't convert audiences or ticket buyers into recurrent paying supporters
Meetup	• Acts as a platform where buyers and sellers in the event industry meet, but being a two-sided marketplace they do not focus on managing one type of client

Our Progress So Far

July 2016

Prototype Launched in New York

We test our concept with 12 organizations.

November 2016

Product Creation Begins

After seeing 30% of ticket-buyers on our prototype consistently choose to support the venues they attend, we're inspired to create a product that can channel this support to many more event spaces.

July 2017



We Sign Our First Acount

Our first account is with Silent Barn, a collectively directed art space in Brooklyn, New York.

August 2017

First 100 Users Sign Up

Plus, our ticket revenue processed tops $2,000, with $2,000 additional revenue pledged as support.

September 2017



Tickets Sold Tops 200 and Begins to Speed Up

We also sign a new featured account, Ambient Church, an experiential event series dedicated bringing new ecologies to architecturally unique spaces.

October 2017

Total Ticket Revenue is Close to $20,000

We're also almost to 100 paying members, and we've onboarded a new featured account, Blank Forms, a space for emerging and underrepresented artists working in experimental music, performance, dance, and sound art.

November 2017

Braya Invests in Withfriends

As a result, we move into their office in Manhattan. We're up to 10 accounts and over 300 supporting members.

December 2017

Silent Barn Launches Successful Fundraiser

The fundraiser hits almost $30,000 in a few days over Christmas, generating an enormous amount of press and traffic, and tripling the number of our paying supporters. We also onboard a new featured account, Nonsense NYC, a resource for weird events, strange happenings, and unique parties.

February 2018

More Than 30 Active Accounts in Vetted Private Beta

We're also able to onboard two large-scale music venues in our private beta, Le Poisson Rouge, and Little Cinema (at House of Yes).

March 2018



$150,000 in Ticket Revenue Processed

We've brought in over $100K in new annual revenue to our venues. Elsewhere - a live music venue, nightclub, and art space housed in a 24,000+ square foot converted warehouse in Bushwick, Brooklyn - will be our largest venue to date and is in the process of launching.

Let's Preserve Culture in Our Cities Together

As we write this letter, one of our community's most beloved icons is closing its doors. Have you heard the news about Silent Barn?

It's awful news, but it illustrates the terrible urgency of our new startup Withfriends - a platform to help us preserve culture in our cities.

We help music venues, art spaces, and people who organize cultural events set up memberships programs, and we help their audiences discover and buy into them. Running a great monthly membership program can double the revenue of cultural spaces, which means that cultural organizers can afford to stick around and keep making our cities beautiful places to live.

Withfriends was too late for Silent Barn, but just barely. They raised $30,000/year from 500 members on our platform, but they needed to do that years earlier.

Hundreds of thousands of cultural businesses in cities worldwide are in danger of being pushed out right now, just like Silent Barn. That is, if they don't have Withfriends in their hands as soon as possible so that it's not too late for them, too.

In 6 months, Withfriends has brought over $100K in new yearly revenue to 30 inspiring and iconic cultural organizers like Le Poisson Rouge, Elsewhere, House of Yes, Ambient Church, Nonsense NYC, Death By Audio Arcade, and Blank Forms.

So here's how you can help bring the same power to make spaces last to art organizers around the world:

We're raising money on Wefunder to tighten up our platform and bring it to 600 music venues and spaces by the end of the year. They will use Withfriends to thrive in their cities, not just survive.

Wefunder is a crowd-equity platform (that's also a cool, values-driven public benefit corporation). By participating, you would help save culture around the world, and what's more, you would own shares in our company. Our excellent team - Kunal Gupta and his long-time collaborators Joe Ahearn and Martha Hipley (Babycastles, Clocktower, Shopwaper Gallery, Death By Audio, Pioneer Works, and more) will work our butts off to make those shares valuable for you over the next few years by doing a really great job at achieving our mission to preserve the culture of our cities.

Thank you - Let's make our cities more creative over time, not less, withfriends.



--Kunal Gupta

Both Our Revenues and Markets are Growing


Milestones
Money
$150,000
$120,000
$90,000
$60,000
$30,000
0
7/1/17
9/1/17
11/1/17
1/1/18
3/1/18
With friends revenue
Gross With friends Value Add
Gross
People
12,000
10,000
8,000
6,000
4,000
2,000
0
7/1/17
9/1/17
11/1/17
1/1/18
3/1/18
"Members"
Users
Tickets


Total Addressable Market
Member Management & Crowdfunding
Size and growth of this industry from 2018 to 2022
(Art & Music subset accessible to WF only considered)
$177M
$306M
2018
2022
Event Ticketing
Size and growth of this industry from 2018 to 2022
(Art & Music subset accessible to WF only considered)
$213M
$262M
2018
2022
*Data for this analysis was collected from IBIS World, Statista, Fundly, and Strattica Capital

Meet the Founders



Kunal Gupta

Co-Founder & Engineer

Founder @babycastles videogames gallery, CoFounder @thesilentbarn music venue, musician @loudobjects



Martha Hipley

Co-Founder & Product / Design

Artist, designer, and coder who has built transparent enterprise data platforms.



Joe Ahearn

Co-Founder & Sales / Support

Community organizer, entrepreneur, and resident of music/arts spaces in NYC for a over decade

AND THE REST OF THE TEAM



Jesse Highstein

Account Management

Former Director of Marketing at Gasa Gasa, Experienced Film Photographer



Marina Reyes Franco

Jeweller

Art Historian / Independent Curator in San Juan, Puerto Rico.



Carlos Salas

Jeweller

Brown, artist, punk, anarcha, immigrant, intersectional, they/them, survivor



Jon Murphy

Jeweller

NYC Composer & Designer // Guitarist for DAD



Roo Shamim

Jeweller

Social impact researcher. systems thinker. networking fairy



Oriana Leckert

Jeweller

writer, editor, and cultural hipstorian [sic]



Elise Lefteriou

Support Consultant

Experience in Marketing, Digital Design, Web Design, Former Jr. Product Manager of Swellby



Kengo Ikeda-Yeki

Engineering Consultant

Artist, designer & developer. Previously web and android product engineer @ Tumblr



Maneesh Sagar

Business Dev Advisor

Serial Entrepreneur, Purpose driven VC, Board Advisor, and CEO Coach.



Michael Lawrence

Legal Advisor

Entertainment Attorney, Music Lawyer

Raised $201,656 From 5+ Investors

$84,204	$52,676	$14,776	$50,000
January 2015	February 2016	June 2017	March 2018
CONVERTIBLE NOTE	CONVERTIBLE NOTE	SAFE	SAFE



Fer Yanez Trevino

Managing Partner, Braya, a Mexico City / New York-based advertising and branding agency



Yifu Guo

Founder of Avalon, first Bitcoin miner company, co-founder of CoinApex, tech for Occupy Wall Street.



Tristan Perich

Contemporary/electronic music pioneer, works performed internationally by @bangonacan @calderquartet



Tom Ritchford

Musician of lights and lasers, and senior software engineer, @Google and @Ripple



David Oblath

Co-founder of Tutor Associates, and Codesters, combining coding and education

Interview

Wefunder interviewed Kunal Gupta on February 27, 2018.

– COLLAPSE ALL

WF: What is Withfriends?

GUPTA: KUNAL GUPTA: Withfriends is a tool to help us preserve culture in our cities. Our app helps music venues, art spaces, and people who organize a lot of events set up really good memberships programs, and then we help their audiences discover and buy into them. Running a great monthly membership program can double the revenue of these cultural spaces, which means that they can afford to stay with us in our cities and keep making them beautiful places to live.

WF: What motivated you to start this company?

GUPTA: KG: My name is Kunal. I'm a software engineer by trade, but I also used to play in an experimental electronics band called Loud Objects at festivals and art spaces around the world. These cultural institutions supported my art in a way that made me really grateful. As a way of giving back, I got interested in setting up my own cultural institutions to support more artists like myself, so I created a music venue called Silent Barn in Bushwick, Brooklyn with my co-founder Joe and a gallery for video games as art called Babycastles Gallery in Manhattan.

To pull these spaces off, you have to get great at channeling the passion people feel when they are in your space into the nuts and bolts of running a business, like paying rent and staff. The right way do that hasn't always been super clear. Withfriends is a way of sharing our most successful techniques and making it easily accessible as a service to all the people around the world running amazing cultural spaces.

JOSEPH AHEARN: I'm Joe, and I grew up in New York City raised by artists. I've been working for the last decade helping start and manage art spaces, music venues, and galleries, as well as present projects at community-based organizations as scrappy as DIY spaces like Silent Barn, Showpaper, and Death By Audio to spaces as well established as Pioneer Works, Knockdown Center, or Roulette. I worked for almost six years as Program Director for Clocktower, New York's oldest alternative arts project. The founder, Alanna Heiss, is the same woman that started MoMA PS1 in Queens.

MARTHA HIPLEY: I'm Martha. I've been making work as an artist since I moved to New York 10 years ago. I've also led design and development on enterprise software with a specialization in transparent data platforms for companies like Varick Media Management and ASCAP. As an artist, I understand the financial tightrope of surviving in a changing city, and as a designer, I've seen how well-made tools can transform an organization from the inside out.

KG: While we co-founders came to this company via different paths, here's an interesting story. When my gallery, Babycastles Gallery, lost its physical space in 2011, we were in a crisis. But we had a volunteer, Hillary Reeves, who had a degree in arts administration, and she saved us. She helped our team set up and sell memberships for the first time. And then we kept doing events for years without a space, but offered memberships to everyone coming in the door - and in that way eventually built tens of thousands a year in recurring income through memberships. With that amazing support, we founded our new gallery in Manhattan in 2014, which is still awesome and successful right now, on 14th street. Most art spaces aren't as lucky to have this kind of guidance.

So Withfriends, we're trying to bring that power to make spaces last for more art organizers around the world.

WF: How do you work with venues?

GUPTA: JA: Many art spaces are putting on events that are quite popular, so it's easier than ever to promote music programs, art programs, and gallery openings. Unfortunately, the spaces themselves don't always have the structure, coordination, or even the capacity to sit someone at the door to try and sell memberships. They are often just too busy.

Instead, these spaces can use Withfriends through Facebook, or their newsletter, or their website, so that we can sit directly in the pathway of the customer checking out on a ticket sale or RSVPing for the event. We give them a very simple pitch with a video and a few easy-to-read sentences about what's exciting about the spaces' mission and why now is the right time for them to get involved. We make it a simple click for them to sign up for accessible membership levels of anywhere from $1 to maybe $10 or $15 a month. The whole experience lasts only about 10 to 15 seconds for the ticket buyer. They're doing what they have always wanted to do -- support their favorite venues and artists -- but there was never anybody there to ask them.

The core thing now is that the space gets the monthly recurring revenue. A lot of the businesses didn't have this because setting up a membership program is a little too hard to conceive of, but if you make it really easy to set up, they suddenly have a monthly, recurring revenue to support their programs.

Additionally, the event organizers now have access to this member's information. They're able to easily contact them at every level. The platform sends them all the information that they need about the event and makes it extremely easy for them to take a lower-tier membership and begin to become more and more deeply engaged emotionally and financially.

WF: How do you know people are willing to hand over more money beyond the price of an event ticket?

GUPTA: JA: We were very early Kickstarter users with a venue we founded called Silent Barn. We had an emergency that required money, and we then saw thousands of people become small donors for our space, which was eye-opening. We knew we had been building traction with every person who had come through our door, but never had a way to monetize it or understand it.

KG: This mentality was applied to the success of the Babycastles membership program, which transformed that social capital from emergency support to sustainable support.

We began testing how this applied to a small handful of pilot users, and in 2017, we've collected enough data from our initial user base to show that close to 20% of all audiences are looking to support these organizations beyond the price of the ticket.

Parallel to our own research, Patreon has been growing in popularity, proving that there is a market for small-donor memberships as it applies to digital artists, journalists, YouTube creators, and other kinds of digital creatives. Supporters of these cultural movements clearly want to engage, and need a tool designed for the small businesses around them to do so.

JA: The fundraising infrastructure in all of the United States is set up to focus on the 1% of your audience that might be able to give you $1,000 or more dollars a month, and never really below that. In truth, there's an increasing number of people, as the rents go up in a neighborhood and as cities change, who have the capacity to support these spaces so they can flourish in increasingly difficult financial environments. They're already paying for the ticket and coming to the show, so this helps all those other supporters in the remaining 99%.

WF: Who signs up for the memberships? ^

GUPTA: JA: It's people across the spectrum. The current accounts that we're running are primarily music venues, including a lot of large-scale music venues. Then there's certainly art spaces, galleries, supper clubs, and other places and projects like that. Often it's the spaces that operate as small businesses and the ones that are deeply cared for by the community around them that are most successful on the platform. Certainly, music and art are the backgrounds that we all share, but any of the spaces that are doing programming with a deeply engaged audience has Withfriends as a tool to financially connect with them more easily.

KG: Our mission is to preserve culture and help make cities beautiful, so we're targeting our platform for music venues and art spaces. Our focus is to tell event organizers that have at least 1,000 people coming a month that we're here and that we can convert 20% of that thousand into 200 monthly supporting members of their space, and that their memberships will be a painless and easy process that integrates neatly with their events.

With that in mind, our members are the 20% of existing audiences of these cultural spaces - the really enthusiastic folk that love and appreciate these spaces and have some money beyond the ticket price to give in order to be more connected and involved.

We plan to expand the term culture to include more kinds of small businesses, like fashion, book stores, record shops, barber shops, or any small business is a cultural experience when you compare it to large corporate retail.

When we get there, our membership population will be far more varied, and we'll build cool services to help give them an inspiring membership experience for them to get them more meaningfully connected and in control of the places that they live.

WF: How do you make money? ^

GUPTA: JA: We take a fee for ticket sales, memberships, and fundraising revenue. For fundraising revenue and memberships, we take 5%. That's 5% of each monthly payment. For tickets, we take $1 and 2.5%. Over the last three months, we've had a little over $1,200 in revenue per month.

We've had a few spikes, but the average has been $50 per account per month, so that's what we're targeting for our path forward: $50 a month for each small cultural space.

KG: We've also just added a new type of customer -- the large music venue. We're piloting the first three right now; House of Yes, Le Poisson Rouge, and Elsewhere, each of which we project could sign hundreds of new members up every month. We'll find out more about that model as we build.

WF: How are you measuring progress? ^

GUPTA: JA: We have 88 accounts that we've targeted and are in active discussions with. We plan to be qualifying each new account for at least the rest of the year and maybe indefinitely. Of those 88 accounts, 25 are actively selling tickets and bringing in memberships. There's another 25 in the setup process. These accounts have generated about 8,000 attendees overall, and 20% of those have turned into members, so we've got 1,672 reoccurring members that have pledged almost $80,000. The biggest stats that I share with people when I'm talking to them about signing onto this platform are that it equals almost $10 for every one of their attendees, because if 1 out of every 5 of those attendees signed up for even $1 a month, that's an estimated $12 dollars to their annual budget. Those are the primary stats that we're looking at right now, alongside secondary -- but critical -- stats like our membership cancellation rate (4%) and how long it takes accounts to set up and begin producing fees (1-2 months), as well as our conversation rates from site visitors to signups (close to 10%).

To maintain this growth, which historically has been about 15 new accounts into the system each month, we've built a network of what we've been referring to as "Jewellers." This is essentially a commission-based team of salespeople. They are cultural influencers in New York and other cities around the country who are able to qualitatively approach these accounts and work with them to develop membership programs. We have one sales manager (our Top Jeweller) who's full-time now, and as we scale up the number of jewelers, we'll be scaling the number of sales managers to work with them to make sure they understand how to sell the product at a ratio of about 1 manager per 15 Jewellers. The reason that we use the term "Jeweller" is because we want to recognize all of these spaces as hidden gems in our community. We give them tools to polish the gems and make them shine in ways that people may not have understood before they started using this tool. We have an additional goal of adding one large venue a month, and by the end of February, we had three. For our small venue, $50 per month goals, we hope to get about 300 before the end of the summer, a little under 600 by the end of the year. A lot of this is happening through the Jewellers.

WF: How do you plan to grow your services?

GUPTA: KG: We have a new product feature we can't wait to release, which will make our ecosystem collaborative in a way we haven't seen before in the fundraising landscape. Bookers, venues, and artists will be able to link up around memberships and honor each others' benefits at an event they are partnering on.

What that means is that my band, Loud Objects, could have a dozen supporters at $20/month - and they'll get into all of my shows for free. Similarly for bookers & promoters and their supporters. Right now, this kind of setup is so hard to do that it's pretty much inconceivable. The behavior doesn't exist -- even though this is standard practice for institutions on the museum-level -- so this new tool is going to be game-changing and that's exciting. And moreover: bookers, venues, and artists essentially partner on every single event that ever happens, and all of them are excellent fits for our membership tool. Building our platform with their collaboration in mind from the get-go will make it infinitely faster to bring our fundraising services to the people who need them, so it makes sense as a business.

JA: And if that virality theory works, then that should boost our Jewellers' capabilities. We have about 20 to 30 signups we pick from very carefully each month, but we should see that grow too. I can see us, by fall at the latest, moving from private beta to running this collaborative network publicly. We feel like we're at a place where they can intuitively do a good job, in which case we will allow people to get further in the setup process without approval from us and then see how fast we can run the machine. The product will also expand the Jeweller's capabilities, and we expect that to be out of private beta by fall.

WF: Are there other companies doing what you're doing?

GUPTA: MH: The closest competitors in this space are obviously Kickstarter, their new product Drip, and Patreon, but none of them are offering this space-related model. No one else is targeting event spaces that already have a strong network of guests. The closest thing that we've researched is Kickstarter's Drip. At best, Drip is suited to artists with a studio practice that can be translated into digital deliverables, and it isn't designed to meet the needs of small businesses and organizations. It shows there's definitely a market space for similar things, but there's no one who's really focusing on the needs of spaces with existing in-person communities.

The territory for making membership programs easy to set up for small businesses is open. You can try to use Patreon for it, but it won't have any integration with the tools you need to manage events. It's very expensive to do that so it doesn't happen very often. And then Drip is this newcomer where we don't know what they're doing. They might decide to follow us or be interested in our space, but they've not shown signs of that so far. Their brand is aimed at creators and the development of individual creator campaigns has been slow. We want to beat them to the market if they decide to pivot into our market.

Other cities have shown a real thirst for this product, and a variety of spaces are trying to do this on their own. We see examples of haphazard, home-grown attempts to create the kind of infrastructure that becomes effortless with our product. Somebody has their Google sheet where they're keeping track of memberships and they hand out a printout -- there's this need, but there are no tools for small businesses. Art spaces are our wheelhouse, but we see the same haphazard attempts at membership programs happening in restaurants, breweries, cafes, and more. Any small business that knows they have a loyal network will want to leverage that value.

WF: Why should potential investors see you as the team that's going to make this a success? ^

GUPTA: JA: We know these spaces intimately, which means we know the way they need to operate in terms of setting up and what those ticket buyers are going to be influenced by. We all have 10 years of experience being on either side of that equation. We understand how stressful it is. We understand how desperately they need the solution that we're putting out. It's not just about knowing the product, but also having the network strategy that is integral to how these spaces survive and flourish through touring musicians, through the promotion of events and programs that they're putting on. Those are the same strategies that we're employing when releasing this product into the world, and we think that it is going to be extremely effective.

KG: We're already seeing that some of our core hypotheses might be true. One is that this is going to be a big year for small dollar memberships. And the other is that it's a critical idea to make it radically easy to set up a great memberships program - which means that it's strategic to focus on integrations. By integrating with Eventbrite, we're proud now to already be working with Elsewhere, Le Poisson Rouge, and House of Yes -- some of the most legendary spaces in New York -- which demonstrates that our team has the insight to make good fundamental assumptions about the right approach.

With investment directly from our friends, family, and community, we can reproduce the success so far at a fast pace while retaining the personal values that inspired us to start this business in the first place, and hopefully inspire you to invest in us.

WF: What's been your biggest challenge so far? ^

GUPTA: KG: While we've all founded and led small to medium businesses, we've led nothing at this scale.

Today, we're at just upwards of 8,000 ticket-buyers. But we're about to launch with some major venues, which - every month - will triple our entire history to date.

That's scary! How do we technically serve that many customers with a fast, great experience on our platform? How can we manage the impact of bugs? How do we make sure we're saying the right thing to the right person at the right time, times 100,000?

At a small scale, making a mistake for 1% of your customers is nothing - it's 10 people a month, we let it go. But when 1% of your customers encountering a problem is 300 people a month, that's no good.

We're committed to getting this right, but there's a lot of decisions in that matrix and the juggle isn't easy - it's an area we can use mentorship.

Regardless, we believe that the moment is now, and it's only a matter of time before somebody else has a different idea of how to answer the same problems, so it's important that we keep moving as fast as possible.

WF: Why did you decide to raise money through equity crowdfunding? ^

GUPTA: JA: We're running this race, which we've talked about a couple of different times. The most important components of this race are our sales team and branding. We need to nail those as fast as possible and as broadly as possible. This opportunity is available in 2018, and 2018 is when the fate of this particular new form of supporting art spaces is going to be defined. We plan to be the ones who are recognized as the platform to go to and the ones solving this issue. We spent all of last year nailing these projections and we're no longer guessing about how many people will convert, or whether people will convert, or whether this is something that works. We know that it works, and now we just need to get it out there to as many quality art spaces as we can.

We went with a crowd-equity platform because of how we've lived our lives before starting this company. The reasons why we started the company in the first place are all based on how we can make supporting the projects that we care about as accessible as possible. We've learned a lot about how the investment structures work for a company of our scale, and we're very excited about what crowdfunding offers communities beyond your typical investor. We want the platform that we're building to not only support and create value for the venues, but we would love to make the entire investment structure accessible to not just the 1% of our audience that might be able to help us close our round on their own, but the whole 20% of that community that really cares about what we're doing and believes in it.

KG: Inequality is one of the biggest problems of our time right now. We need to close the wealth gap. We have a track record of working extremely hard to deliver on promises to previous investors in other projects, and we're relentless about succeeding. If we can move at least some of the profit of that investment to the community that supports these spaces, that's much better for our personal identities and motivation to work hard than another form of funding. It would be awesome if crowdfunding can scale up forever, but at least we want to start here.

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RISKS

1 **The Company has a limited operating history upon which an investor can evaluate its performance, and accordingly, its prospects must be considered in the light of customary issues early-stage companies encounter.** The Company was incorporated under the laws of the State of Delaware in June 2015 and launched the Withfriends platform on August 2017. Accordingly, we have limited operating history upon which an evaluation of our prospects and future performance can be made. The Company's ability to build a successful business must be considered in light of the challenges, complications, difficulties, problems, uncertainties, and delays frequently encountered in

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Withfriends is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Kunal Gupta

Co/Founder of Withfriends, Silent Barn & Babycastles // Lifelong Programmer // ex-Touring Musician

WithFriends • New York University

Brooklyn, New York • 161

InMail ···

Experience

Founder

WithFriends

Jul 2015 – Present • 2 yrs 9 mos

New York

Withfriends is a platform to help us preserve culture in our cities.

We help music venues, art spaces, and people who organize cultural events set up memberships programs, and we help their audiences discover and buy into them.

Running a great monthly membership program can double the revenue of cultural spaces, which means that cultural organizers they can afford to stick around and keep making our cities beautiful places to live.

Since launching in september, nearly 9000 friends have attended nearly 500 events. Over 1500 of them have become members (almost $20%), successfully raising $95k in additional revenue for our spaces.

That's an additional $11 for every attendee!

Check out the new power to make spaces last that we're bringing to art organizers around the world:
https://withfriends.co

Co-Founder

Silent Barn

Oct 2012 – Present • 5 yrs 6 mos

New York

Silent Barn is an arts collective and all-ages performance space in Bushwick, Brooklyn. In addition to hosting hundreds of public events each year, Silent Barn is home to a complex of studio and living spaces that foster civic, cultural, and entrepreneurial projects and bring communities together.

Media (1)



Joyful Noise in Silent Barn, an Alt-Arts Mecca in Brooklyn

Founder
Babycastles
Oct 2010 – Present • 7 yrs 6 mos
New York, NY

Babycastles is a cooperatively run movement that helped establish the cultural value of video games as an emerging art form, partnering with MoMA, SFMOMA, American Museum Natural History, XL Recordings, and worldwide organizations to bring art video game exhibitions to a large public. It maintains a video game art gallery near Chelsea, connecting the independent game developer community with the broader New York art community, identifying exciting new voices in game creation from around the world, and providing them exposure to new audiences.

Media (1)



Indie Video Arcade Pops Up in Midtown

Software Developer
Freelance
1996 – Present • 22 yrs

Various freelance software development work from a young age, ranging from web development, AI, innovative visual pattern recognition, and rapid application development engineer, mostly for creative industry clients.

Original Partner
285 Kent
2011 – 2011 • less than a year
New York

285 Kent was a pretty diverse and prominent nightclub style art venue for a few short years. At its inception, we filled it with hip-hop artists, art video games, participatory art installations, some avant garde, but more often just incredible popular music of all kinds, and proud to say we (at least Syed Salahuddin and I) were almost entirely presenting artists that were people of color. It was a space where well-known artists were regularly among the audience in attendance, and full of truly legendary evenings. Through out all the hands it passed, I think it was the best act booking team in New York.

Media (1)


INDESTRUCTIBLE ROOM: THE STORY OF 285 KENT

Articles: Indestructible Room: The Story of 285 K...

Education

New York University
Master's Degree
2006 – 2008
Activities and Societies: Most Memorable Classes & Teachers: Tactical Media & Media Change w/ Marisa Olson, Classes with Clay Shirky, Video Game Dev w/ Frank Lantz

"Interactive Telecommunications Program".

Columbia University in the City of New York
Bachelor's Degree, Music & Computer Science
2001 – 2005
Activities and Societies: Video Game Dev, East Asian Studies, Japanese Study Abroad

Some of the best time of life

Skills & Endorsements

Social Media · 5
Joe Ahearn and 4 connections have given endorsements for this skill

Leadership · 4
Joe Ahearn and 3 connections have given endorsements for this skill

Entrepreneurship · 4
Endorsed by **Maneesh Sagar, who is highly skilled at this**

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Recommendations

Received (0) Given (1)

Maneesh Sagar
Founder @Thynk Ventures / CoFounder SIRL
March 10, 2016, Kunal was a client of Maneesh's

Maneesh can see a piece of technology and connect it to markets adeptly, seeing both the large sell and the initial next steps clearly, and put the contacts you need in your reach. With his background in enterprise software, he is specifically great at packaging your enteprise sale. And the best part of working with him is his ability to adapt to the company's story, and come up with solutions and next steps non-stop that are a good fit for your team.

Accomplishments

3 **Languages**
English • Hindi • Japanese

Interests

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